FOR IMMEDIATE RELEASE

Contact:

Marc Brailov

MicroStrategy Incorporated

(703) 770-1670

(703) 407-9884 (Cell)

mbrailov@microstrategy.com

MicroStrategy Reports Sixth Consecutive Quarter

of Profitability in Q2 2003

License Revenues Grow by 31 Percent over Q2 2002

MCLEAN, Va., July 29, 2003—MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ended June 30, 2003 (the second quarter of its 2003 fiscal year), reporting its sixth consecutive quarter of GAAP profitability and earnings of $0.15 per share on a diluted basis. Revenues reached their highest level in six quarters. License revenues rose approximately 31 percent from the second quarter of the 2002 fiscal year.

Second quarter 2003 revenues were $43.6 million versus $37.4 million in the first quarter of 2003 and $36.8 million in the second quarter of 2002. Second quarter 2003 license revenues were $19.6 million versus $16.5 million in the first quarter of 2003 and $15.0 million in the second quarter of 2002. Net income attributable to common stockholders for the second quarter of 2003, determined in accordance with Generally Accepted Accounting Principles (GAAP), was $2.3 million or $0.15 per share on a diluted basis. This result included non-cash charges for discount amortization expense on notes payable of $0.9 million, a non-cash loss on the partial extinguishment of notes payable of $0.9 million, and a restructuring charge of $1.7 million.

“Q2 was an excellent quarter for MicroStrategy by any objective measure,” said MicroStrategy President and CFO Eric F. Brown. “Six consecutive profitable quarters, the highest revenue in six quarters, and three consecutive quarters of year-over-year license revenue growth all showcase the dynamism of the company.“

“MicroStrategy has made solid financial and technical progress during the past year,” said MicroStrategy Chairman and CEO Michael J. Saylor. “We believe that the current trend toward consolidation in the BI industry is favorable for us, and that we are well positioned for continued market success.”

Added 139 New Customers

New Customers and New Deals with Existing Customers in Q2 2003 included:

Cardinal Distribution, Carl Warren & Co., Cascade Natural Gas Company, CSK Auto Corporation, eBay, FAO, Inc., FleetBoston Financial Corporation, Garden Ridge, GE Medical Systems, Hannaford Bros. Co., Kohl’s Corporation, Land O’Lakes, Inc., National Institutes of Health, NDCHealth Corporation, National Electric Warranty Corp., Pfizer Global Manufacturing, Raley’s, Reynolds and Reynolds, Rheem Manufacturing, Rite-Hite Corporation, Shaw Industries, Stein Mart, Inc., Telephia, Time Warner Cable, Ukrop’s Super Markets, Inc., Unilever Cosmetics International, U.S. Department of State, U.S. Postal Service, Verispan, LLC, Wells Fargo & Company, The Wet Seal, Inc.

Examples of Noteworthy Customer Deals from Q2 2003:

U.S. Postal Service

The U.S. Postal Service purchased over $5 million of MicroStrategy software licenses, education, and software support services in June 2003. The Postal Service will deploy the MicroStrategy Business Intelligence Platform™ enterprise-wide for reporting, analysis and information delivery. Additionally, the Postal Service has acquired options to procure consulting services, education, and software support services over the next five years.

Unilever Cosmetics International

Unilever Cosmetics International, a division of Unilever, has selected the MicroStrategy Business Intelligence Platform to increase internal operational efficiency and employee productivity globally. Approximately 200 employees, including sales, marketing and operations personnel, will perform sales promotion management, sales reporting, and supply chain reporting and analyses against an Oracle® data warehouse. The company will utilize the MicroStrategy platform to track and assess business data across several areas to provide end users with greater insight. After an evaluation of user requirements, Unilever Cosmetics International selected the MicroStrategy platform for its functionality, scalability and easy-to-use Web interface.

Shaw Industries

Shaw Industries, the world’s largest manufacturer of carpeting, has selected the MicroStrategy Business Intelligence Platform as its enterprise-wide reporting standard. Approximately 1,000 employees, including sales, marketing and accounting personnel, will perform reporting and analyses of sales and marketing information against a Teradata® data warehouse. After an in-depth evaluation of many of the competing products in the industry, Shaw Industries selected the MicroStrategy platform for its scalability and superior analytical capabilities.

O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc., a nationally recognized specialty retailer of automotive aftermarket parts, tools, supplies and equipment, has selected the MicroStrategy Business Intelligence Platform for sales and inventory reporting and analysis. With MicroStrategy, O’Reilly Automotive will have a consolidated, dynamic view of sales and stock information, enabling consistent availability of goods across its 1,011 stores. The company will also be able to more effectively monitor and manage inventory levels in order to improve product sales and profitability. The company chose MicroStrategy’s technology for its ability to consolidate and present valuable corporate performance data in an easy-to-understand format over the Web.

MicroStrategy’s Strategic Partnerships

Signed Agreements with 12 Systems Integrators and OEMs (Original Equipment Manufacturers)

New partners include: ALT Consultores, Altia Consultores S.L., DoubleClick, Intelligence Technologies S.A., Marketing Direct, Inc., S & L Siemonsen GmbH, S3 Store System Solutions srl, Saras America, Inc., Systems Evolution Inc, SYSTIME, Tecnologia de Gerencia Comercial SA (GEMCO), WNF Consulting.

Awards for Applications of MicroStrategy Software and Recognition for MicroStrategy’s Financial Turnaround

In June 2003, MicroStrategy and its customers won noteworthy awards for applications of the MicroStrategy business intelligence platform. MicroStrategy and the State of Tennessee’s Department of Finance and Administration were honored with a DM Review World Class Solution Award for a MicroStrategy application that processes and analyzes millions of Tennessee financial records in an efficient manner. This MicroStrategy application has reduced costs and significantly improved the quality of financial information for decision-making by state officials. The DM Review World Class Solutions Award, a symbol of excellence within the business intelligence and data warehousing industry, originated in 1996.

Also in June, the CIO of MicroStrategy customer Lowe’s Home Improvement Warehouse, Steve Stone, won a 2003 Executive Technology Magazine CIO/IT Leadership & Innovation Award for his business intelligence deployment. Lowe’s has deployed the MicroStrategy business intelligence platform to anchor all of its business intelligence applications. One MicroStrategy application, called DART (Data Access and Reporting Tool), plays a key role in empowering employees to obtain any piece of data critical to lifting sales or improving inventory efficiency.

In early July 2003, MicroStrategy was added to the Russell 3000® Index. The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98 percent of the investable U.S. equity market. MicroStrategy President and CFO Eric Brown noted that “inclusion in this index will help raise MicroStrategy’s visibility with investors and institutions that rely on the Russell indices as part of their investment strategy.”

Outlook and Financial Guidance Information

The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for 2003 contained herein is valid as of today only and supersedes any previously announced guidance as to the company’s expectations for financial results for 2003.

In considering management’s guidance for the consolidated continuing operations of MicroStrategy for the quarter ending September 30, 2003 and for the full year 2003, it should be noted that on July 30, 2003 (the “Conversion Date”), MicroStrategy will convert the remaining $53,035,445 in principal amount outstanding of its 7½% series A unsecured notes (the “Notes”) plus all accrued and unpaid interest into class A common stock. The conversion will result in MicroStrategy issuing an aggregate of approximately

1,656,297 shares of class A common stock (the “Conversion Shares”). On the Conversion Date, the company expects to incur a non-recurring, non-cash charge equal to the difference between the fair market value of the Conversion Shares on the Conversion Date and approximately $39.8 million, the carrying value of the Notes plus accrued and unpaid interest on the Conversion Date. For example, if the fair market value of a Conversion Share on the Conversion Date were equal to $40.86, the closing sale price per share of the class A common stock on July 28, 2003, MicroStrategy would incur a non-recurring, non-cash charge in the third quarter of 2003 of approximately $27.9 million as a result of the conversion. Since the fair market value of a Conversion Share on the Conversion Date may be higher or lower than the $40.86 assumed in the example above, the actual charge attributable to the conversion of the Notes may be higher or lower than the $27.9 million reflected in the above example. The actual charge will impact MicroStrategy’s GAAP net income for the third quarter of 2003 and for the year ended December 31, 2003.

Assuming a charge of $27.9 million attributable to the conversion of the Notes, management offers the following guidance for the consolidated continuing operations of MicroStrategy for the quarter ending September 30, 2003 and for the full year 2003:

Approximate Ranges
(in millions, except for per share data)	Q3 2003 Range	Full Year 2003 Range
Revenue	$36.0 - $39.0	$155.0 - $165.0
Net income (loss)	($26.6) - ($25.0)	($16.7) - ($11.7)
GAAP basic and diluted earnings (loss) per share	($1.75) - ($1.60)	($1.17) - ($0.77)
GAAP basic and diluted weighted average shares outstanding	15.2 - 15.7	14.3 - 15.3

Additional Financial Information
Discount amortization expense on notes payable	$0.3 - $0.3	$2.1 - $2.1
Restructuring charge	$0.0 - $0.0	$1.7 - $1.7
Loss on conversion of notes payable	$27.9 - $27.9	$27.9 - $27.9
Loss on early extinguishment of notes payable	$0.0 - $0.0	$0.8 - $0.8
Amortization of intangible assets	$0.0 - $0.0	$0.2 - $0.2

Total	$28.2 - $28.2	$32.7 - $32.7

Adjusted diluted weighted average shares outstanding	16.5 - 16.0	16.0 - 15.0

(Note: the adjusted diluted weighted average sharecount was estimated by taking the GAAP Basic and Diluted weighted average sharecount and adding an estimate for employee stock options)

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Leading Fortune 2000 companies are integrating MicroStrategy’s industrial-strength software into virtually all facets of their businesses. The MicroStrategy Business Intelligence Platform™ distills vast amounts of data into vital, probing insight to help drive cost-efficiency, productivity, customer relations and revenue-generation. MicroStrategy offers exceptional capabilities — excellent scalability, powerful analytics, user-friendly query and reporting features and an outstanding, easy-to-use Web interface. Top companies are using MicroStrategy to cost-effectively harness large, multi—

terabyte databases; empower thousands of employees at all operational levels; and extend the benefits of business intelligence enterprise-wide and beyond to customers, partners and suppliers.

MicroStrategy has over 2,000 enterprise-class customers, including General Motors, Best Buy, Lowe’s Home Improvement Warehouse, Yahoo!, Visa International, Wells Fargo, Telecom Italia, AT&T Wireless Group and Aventis. MicroStrategy also has relationships with over 500 systems integrators and application development and platform partners, including IBM, PeopleSoft, Sun, and JD Edwards. MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information or to purchase or demo MicroStrategy’s software, visit MicroStrategy’s Web site at http://www.microstrategy.com.

MicroStrategy, MicroStrategy 7, MicroStrategy Business Intelligence Platform, and MicroStrategy 7i are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including its estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company’s ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002(1)	2003	2002(1)
	(unaudited)	(as adjusted)	(unaudited)	(as adjusted)
Revenues
Product licenses	$19,637	$15,032	$36,166	$29,530
Product support and other services	23,996	21,798	44,902	42,959

Total revenues	43,633	36,830	81,068	72,489

Cost of Revenues
Product licenses	739	572	1,529	1,093
Product support and other services	6,419	6,486	12,377	13,126

Total cost of revenues	7,158	7,058	13,906	14,219

Gross profit	36,475	29,772	67,162	58,270

Operating Expenses
Sales and marketing	14,279	11,411	26,962	23,881
Research and development	7,798	6,850	14,731	12,201
General and administrative	7,963	6,812	15,147	13,574
Restructuring and impairment charges	1,699	1,162	1,699	2,394
Amortization of intangible assets	18	862	148	1,827

Total operating expenses	31,757	27,097	58,687	53,877

Income from operations	4,718	2,675	8,475	4,393

Financing and Other (Expense) Income
Interest income	281	179	371	409
Interest expense (note 2)	(2,049)	(1,659)	(4,347)	(3,278)
Loss on investments	—	(205)	—	(494)
Reduction in estimated cost of litigation settlement	—	7,936	—	11,396
Loss on early extinguishment of notes payable	(858)	—	(840)	—
Gain on contract termination	—	16,837	—	16,837
Other income, net	133	2,169	95	2,053

Total financing and other (expense) income	(2,493)	25,257	(4,721)	26,923

Income before income taxes	2,225	27,932	3,754	31,316
(Benefit) provision for income taxes	(71)	420	793	819

Net income	2,296	27,512	2,961	30,497

Dividends on and accretion of convertible preferred stock	—	(2,566)	—	(5,123)

Net income attributable to common stockholders	$2,296	$24,946	$2,961	$25,374

Basic earnings per share	$0.16	$2.43	$0.21	$2.58

Diluted earnings per share	$0.15	$2.41	$0.20	$2.54

Basic weighted average shares outstanding	14,088	10,440	13,939	10,140

Diluted weighted average shares outstanding	14,940	10,498	14,500	10,303

(1)	On July 30, 2002, the Company's Board of Directors approved a reverse stock split of the Company's common stock at a ratio of one-for-ten. All references to common share and per common share amounts for the prior periods presented have been retroactively restated to reflect this reverse split.

(2)	Interest expense for the three and six months ended June 30, 2003 includes discount amortization expense on notes payable of $883 and $1,856, respectively.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2003	2002
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$34,874	$15,036
Restricted cash	679	6,173
Short-term investments	30	44
Accounts receivable, net	28,956	28,195
Prepaid expenses and other current assets	4,228	5,032
Deferred tax assets, net	740	495

Total current assets	69,507	54,975
Property and equipment, net	16,884	18,471
Goodwill and intangible assets, net	639	789
Capitalized software development costs, net	3,490	4,414
Deposits and other assets	1,346	1,224
Deferred tax assets, net	76	—

Total Assets	$91,942	$79,873

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$15,235	$15,267
Accrued compensation and employee benefits	12,536	11,352
Accrued interest	231	244
Accrued restructuring costs	4,215	5,222
Deferred revenue and advance payments	28,215	23,961
Deferred tax liabilities, net	10	—
Notes payable	4,955	4,698
Net liabilities of discontinued operations	1,011	1,151

Total current liabilities	66,408	61,895
Deferred revenue and advance payments	1,835	1,381
Other long-term liabilities	2,084	2,402
Accrued restructuring costs	3,708	3,663
Notes payable	39,183	45,041

Total Liabilities	113,218	114,382

Stockholders' equity (deficit):
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 10,455 and 9,157 shares
issued and outstanding, respectively	10	9
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,703 and 4,619 shares
issued and outstanding, respectively	4	5
Additional paid-in capital	315,000	305,334
Deferred compensation	—	(17)
Accumulated other comprehensive income	2,759	2,170
Accumulated deficit	(339,049)	(342,010)

Total Stockholders' Equity (Deficit)	(21,276)	(34,509)

Total Liabilities and Stockholders' Equity (Deficit)	$91,942	$79,873

MICROSTRATEGY INCORPORATED

Computation of basic and diluted earnings (loss) per share

(in thousands, except per share data)

(unaudited)

	Three months ended June 30, 2003			Three months ended June 30, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$2,296			$27,512
Dividends on and accretion of convertible preferred stock	—			(2,566)

Net income attributable to common stockholders	2,296			24,946

Effect of common stock:
Weighted average shares of class A common stock	—	10,385		—	5,079
Weighted average shares of class B common stock	—	3,703		—	4,643
Series A preferred stock	—	—		151	428
Series D preferred stock	—	—		244	290

Basic earnings per share	2,296	14,088	$0.16	25,341	10,440	$2.43

Effect of dilutive securities:
Employee stock options	—	852		—	58

Diluted earnings per share	$2,296	14,940	$0.15	$25,341	10,498	$2.41

The numerator in the basic and diluted earnings per share calculation for the three months ended June 30, 2002 has been adjusted to add back $395,000 of dividends and accretion on the series A and D preferred stock that would have been excluded from net income attribuable to common stockholders assuming conversion at the beginning of the period under the if-converted method.

The diluted earnings per share calculation for the three months ended June 30, 2002 excluded the series B and C preferred stock, which were convertible into 265,000 and 159,000 weighted average shares of class A common stock, respectively, because their effect would have been anti-dilutive.

MICROSTRATEGY INCORPORATED

Computation of basic and diluted earnings (loss) per share

(in thousands, except per share data)

(unaudited)

	Six months ended June 30, 2003			Six months ended June 30, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$2,961			$30,497
Dividends on and accretion of convertible preferred stock	—			(5,123)

Net income attributable to common stockholders	2,961			25,374

Effect of common stock:
Weighted average shares of class A common stock	—	10,236		—	4,887
Weighted average shares of class B common stock	—	3,703		—	4,643
Series A preferred stock	—	—		327	320
Series D preferred stock	—	—		474	290

Basic earnings per share	2,961	13,939	$0.21	26,175	10,140	$2.58

Effect of dilutive securities:
Employee stock options	—	561		—	163

Diluted earnings per share	$2,961	14,500	$0.20	$26,175	10,303	$2.54

The numerator in the basic and diluted earnings per share calculation for the six months ended June 30, 2002 has been adjusted to add back $801,000 of dividends and accretion on the series A and D preferred stock that would have been excluded from net income attribuable to common stockholders assuming conversion at the beginning of the period under the if-converted method.

The diluted earnings per share calculation for the six months ended June 30, 2002 excluded the series B and C preferred stock, which were convertible into 265,000 and 159,000 weighted average shares of class A common stock, respectively, because their effect would have been anti-dilutive.

MICROSTRATEGY INCORPORATED

Additional Financial Information

Net Income and Additional Financial Information
(in thousands)
(unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net income	$2,296	$27,512	$2,961	$30,497

Additional Financial Information
Restructuring and impairment charges	1,699	1,162	1,699	2,394
Amortization of intangible assets	18	862	148	1,827
Loss on investments	—	205	—	494
Reduction in estimated cost of litigation settlement	—	(7,936)	—	(11,396)
Loss on early extinguishment of notes payable	858	—	840	—
Gain on contract termination	—	(16,837)	—	(16,837)
Discount amortization expense on notes payable	883	—	1,856	—
Other non-recurring items	—	(65)	—	(284)

Total	$3,458	$(22,609)	$4,543	$(23,802)

Additional Financial Information—Cash vs. Non-cash
(in thousands)
(unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Non-cash:
Amortization of intangible assets	$18	$862	$148	$1,827
Loss on investments	—	205	—	494
Reduction in estimated cost of litigation settlement	—	(7,936)	—	(11,396)
Loss on early extinguishment of notes payable	858	—	840	—
Gain on contract termination	—	(16,837)	—	(16,837)
Discount amortization expense on notes payable	883	—	1,856	—
Other non-recurring items	—	(65)	—	(78)

Total non-cash	1,759	(23,771)	2,844	(25,990)

Cash:
Restructuring and impairment charges	1,699	1,162	1,699	2,394
Other non-recurring items	—	—	—	(206)

Total cash	1,699	1,162	1,699	2,188

Total	$3,458	$(22,609)	$4,543	$(23,802)

MICROSTRATEGY INCORPORATED

Non-Generally Accepted Accounting Principles ("Non-GAAP") Financial Measures

Management believes that the presentation of the additional financial information is helpful in understanding the ongoing operating results and cash flow indicators with respect to the Company's core business because the additional financial items are non-cash or cash related gains and expenses incurred during the period that are not associated with ongoing operating results and are not cash flow indicators of the Company's core business operations.

EBITDA and Additional Financial Information
(in thousands)
(unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net income attributable to common stockholders	$2,296	$24,946	$2,961	$25,374
Interest income	(281)	(179)	(371)	(409)
Interest expense	2,049	1,659	4,347	3,278
(Benefit) provision for income taxes	(71)	420	793	819
Depreciation and amortization	2,247	2,559	4,594	5,087
Amortization of intangible assets	18	862	148	1,827

EBITDA	$6,258	$30,267	$12,472	$35,976

Additional Financial Information:
Restructuring and impairment charges	1,699	1,162	1,699	2,394
Loss on investments	—	205	—	494
Reduction in estimated cost of litigation settlement	—	(7,936)	—	(11,396)
Loss on early extinguishment of notes payable	858	—	840	—
Gain on contract termination	—	(16,837)	—	(16,837)
Other income	(133)	(2,169)	(95)	(2,053)
Dividends on and accretion of convertible preferred stock	—	2,566	—	5,123

Total	$2,424	$(23,009)	$2,444	$(22,275)